UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 17, 2012

Date of Earliest Event Reported: October 16, 2012

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2501 North Harwood Street, Suite 2410 Dallas, Texas	75201
	(Address of principal executive offices)	(Zip code)

(972) 479-5980

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2012, Mid-Con Energy Partners, LP (the “Partnership”), Mid-Con Energy GP, LLC (the “General Partner”), Mid-Con Energy Properties, LLC (the “Operating Subsidiary” and together with the Partnership and the General Partner, the “Partnership Parties”), Yorktown Energy Partners VI, L.P. (“Yorktown VI”), Yorktown Energy Partners VII, L.P. (“Yorktown VII”), and Yorktown Energy Partners VIII, L.P. (collectively with Yorktown VI and Yorktown VII, the “Selling Unitholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) to the Underwriters, of 1,000,000 common units representing limited partner interests in the Partnership (“Common Units”) by the Partnership (the “Primary Common Units”) and 3,000,000 Common Units to be sold by the Selling Unitholders (the “Secondary Units”), in each instance at a price to the public of $21.20 per Common Unit ($20.352 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Selling Unitholders also granted the Underwriters a 30-day option to purchase up to an additional 600,000 Common Units on the same terms to cover over-allotments, if any.

The material terms of the Offering are described in the prospectus, dated October 16, 2012 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on October 17, 2012 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1 (File No. 333-184120), initially filed by the Partnership on September 27, 2012, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Partnership Parties and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on October 22, 2012. The Partnership will receive net proceeds (after deducting underwriting discounts, a structuring fee and estimated offering expenses) from the Offering of approximately $20.2 million. As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Primary Common Units to repay indebtedness outstanding under its credit facility. The Partnership will not receive any proceeds from the sale of the Secondary Units, including any proceeds from the sale of Common Units by the Selling Unitholders if the Underwriters exercise in whole or in part their option to purchase additional Common Units.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

On October 16, 2012, the Partnership announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 16, 2012, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC, Mid-Con Energy Properties, LLC, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., and Yorktown Energy Partners VIII, L.P., RBC Capital Markets, LLC, Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Mid-Con Energy Partners, LP Press Release dated October 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 17, 2012

Mid-Con Energy Partners, LP

By:	Mid-Con Energy GP, LLC, its general partner

By:	/s/ Charles R. Olmstead
Charles R. Olmstead, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 16, 2012, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC, Mid-Con Energy Properties, LLC, Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., and Yorktown Energy Partners VIII, L.P., RBC Capital Markets, LLC, Raymond James & Associates, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Mid-Con Energy Partners, LP Press Release dated October 16, 2012.